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                                                                   Exhibit 10.22


June 3, 2003

Walt Hilger
16 Autumn Lane
Natick, MA  01760

Dear Walt:

As we discussed and agreed, you are resigning from your positions as Vice President and Chief Financial Officer of Applix, Inc. (the "Company") as well as all other positions you hold as a director or officer of the Company and any and all subsidiaries or affiliates of the Company effective today, June 3, 2003 (the "Resignation Date"). To assist you in your transition from the Company, the Company will provide you the severance benefits described in the "Description of Severance Benefits" attached to this letter agreement (the "Agreement") as Attachment A if you sign and return this Agreement to me, by June 3, 2003. By signing and returning this Agreement, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 2. Therefore, you are advised to consult with your attorney before signing this Agreement.

If you choose not to sign and return this Agreement, your resignation will remain in effect but you will not receive any of the Severance Benefits. You will, however, receive payment for any wages and unused vacation time accrued through the Resignation Date. Also, regardless of signing this Agreement, you may elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. ss. 1161 et seq. You shall pay all premium costs on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation coverage. You should consult the COBRA materials to be provided by the Company for details regarding COBRA continuation benefits. All other benefits, including life insurance and long-term disability insurance, will cease upon the Resignation Date in accordance with the plans.

If you choose not to sign and return this Agreement, pursuant to the Applix, Inc. 1994 Incentive Stock Option Plan, you will have up to three months after the Resignation Date to exercise any vested stock options you may hold pursuant to the plan. All unvested stock options will be cancelled on the Resignation Date.

If, after reviewing this Agreement with your attorney, you find that the terms and conditions are satisfactory to you, you must sign and return this Agreement to me by June 3, 2003.

The following numbered paragraphs set forth the terms and conditions that will apply if you timely sign and return this Agreement:

1. DESCRIPTION OF SEVERANCE BENEFITS - The severance benefits to be paid to you if you timely sign and return this Agreement are described in the "Description of Severance Benefits" attached as Attachment A (the "Severance Benefits").

2. RELEASE - In consideration of the payment of the Severance Benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies,
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         representatives and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature that you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss. 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C.ss. 12101 et seq., the Family and Medical Leave Act, 29 U.S.C.ss. 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C.ss.2101 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B,ss.1 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12,ss.ss. 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93,ss.102 and M.G.L. c.214,ss.1C, the Massachusetts Labor and Industries Act, M.G.L. c.149,ss.1 et seq., the Massachusetts Privacy Act, M.G.L. c.214,ss.1B and the Massachusetts Maternity Leave Act, M.G.L. c.149,ss.105(d), all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C.ss. 1681 et seq. and the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C.ss. 1001 et seq., all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding) and further provided that nothing in this release shall impair, preclude or otherwise affect: (i) any rights to indemnification you may have whether by contract, Company articles of organization or by-law, by statute, common law or otherwise, or through any liability insurance policy; (ii) any rights you may have to any vested retirement plan; and (iii) your rights to enforce the terms of this Agreement.

3. NONDISCLOSURE, NONCOMPETITION AND NONSOLICITATION - You acknowledge your obligation to keep confidential all non-public information concerning the Company which you acquired during the course of your employment with the Company, as stated more fully in the Confidentiality Agreement you executed which remains in full force and effect.

         You further agree that during the period you are receiving Severance Benefits, or for a minimum of 90 days (according to the Applix Non-Compete/Non-Disclosure agreement you signed on 11/15/99) from the Company, you shall not directly or indirectly engage (whether for compensation or without compensation) in any business activity, either as an individual proprietor, partner, stockholder, officer, employee, director, consultant or in any other capacity whatsoever (otherwise than as the holder of not more than 2% of the shares of outstanding stock of a publicly held corporation), which competes with any


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         business conducted by the Company or any of its subsidiaries or affiliates at any time during the period of your relationship with the Company.

         You further agree that during the time you are receiving Severance Benefits from the Company, you shall not, recruit or otherwise solicit or induce any employee or consultant of the Company or any of its subsidiaries or affiliates to terminate such person's employment with, or otherwise terminate such person's relationship with the Company or any of its subsidiaries, affiliates, successors or assigns. The restrictions set forth in this paragraph 3 are considered by the parties to be reasonable for the purposes of protecting the business of the Company. However, if any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         You acknowledge that the restrictions contained in this paragraph 3 are necessary for the protection of the business and goodwill of the Company and consider the restrictions to be reasonable for such purpose. You agree that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and that therefore, in the event of any breach of this paragraph, you agree that the Company, in addition to such other remedies that may be available, shall be entitled to specific performance and other injunctive relief without posting a bond.

4. RETURN OF COMPANY PROPERTY - You confirm that you have returned to the Company in good working order all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), Company identification, Company vehicles and any other Company-owned property in your possession or control and have left intact all electronic Company documents, including, but not limited to, those that you developed or helped develop during your employment. You further confirm that you have (or will immediately have) cancelled all accounts for your benefit, if any, in the Company's name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

5. REIMBURSEMENT OF EXPENSES - In compliance with the Company's Travel and Expense Policy, all expenses must be submitted for reimbursement within 60 days of travel/business in order to be reimbursed as a business expense. Please submit any current outstanding expenses prior to August 2, 2003.

6. FINAL COMPENSATION - You acknowledge that upon receipt of any unpaid wages and payment for all accrued but unused vacation, you shall have received payment in full for all services rendered in connection with your employment by the Company and that no other compensation is owed to you.

7. NON-DISPARAGEMENT - To the extent permitted by law, you understand and agree that, as a condition for payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the



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         Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition.

         To the extent permitted by law, the Company agrees to request that members of its Board of Directors not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer regarding you.

8. AMENDMENT - This Agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

9. WAIVER OF RIGHTS - No delay or omission by the Company or you in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

10. VALIDITY - Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

11. CONFIDENTIALITY - To the extent permitted by law, you understand and agree that as a condition for payment to you of the severance benefits herein described, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law or as otherwise agreed to in writing by the Company. To the extent permitted by law, the Company will keep the Agreement confidential however, you understand and agree that the Company may disclose, deliver or file this Agreement with or to appropriate federal agencies as required, or as it deems appropriate, and may have to make other disclosures concerning this Agreement in accordance with business needs.

12. NATURE OF AGREEMENT - You understand and agree that this Agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or you.

13. ACKNOWLEDGMENTS - You acknowledge that you have been given at least seven (7) days to consider this Agreement, including Attachment A, and that the Company advised you to consult with an attorney of your own choosing prior to signing this Agreement.

14. VOLUNTARY ASSENT - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Agreement, and that you fully understand the meaning and intent of this Agreement. You state and represent that you have had an opportunity to discuss fully and review the terms


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         of this Agreement with an attorney. You further state and represent that you have carefully read this Agreement, including Attachment A, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

15. APPLICABLE LAW - This Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

16. ENTIRE AGREEMENT - This Agreement, including Attachment A, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supersede your obligations set forth in paragraph 3.

Very truly yours,


/s/ David C. Mahoney

David C. Mahoney
President and CEO, Applix, Inc.


I hereby declare that I am resigning from my positions as Vice President and Chief Financial Officer of Applix, Inc. (the "Company") as well as all other positions I hold as a director or officer of the Company and any and all subsidiaries or affiliates of the Company effective June 3, 2003 (the "Resignation Date").

I hereby agree to the terms and conditions set forth above and in the attached Description of Severance Benefits.


/s/ Walt Hilger                                         6/03/2003
______________________________________            Date _________________________
Walt Hilger


To be returned in the enclosed envelope by June 3, 2003.


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                                  ATTACHMENT A

                        DESCRIPTION OF SEVERANCE BENEFITS

In exchange for your execution of this Agreement, including, but not limited to, your waiver and release of claims described in paragraph 2 and your obligations set forth in paragraph 3, the Company shall pay you a maximum total of SEVENTY-FIVE THOUSAND DOLLARS ($75,000), which represents six (6) months of severance pay, less all applicable state and federal taxes, (the "Severance Pay Period"). This severance shall be paid in installments over six (6) months in accordance with the Company's normal payroll practices after this Agreement becomes binding and enforceable.

During the Severance Pay Period, the Company will continue your group medical insurance coverage on the same basis and at the same contribution currently in effect. Thereafter, and to the extent that, you are eligible for COBRA benefits, you shall be solely responsible for continuing medical benefits pursuant to COBRA. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. All other benefits, including life insurance and long-term disability, will cease upon the Resignation Date.

Notwithstanding the foregoing, all severance ends upon taking a new position. However, if the newly accepted position's annual base salary is lower than the annual base salary at Applix, Applix agrees to make up the difference between the new annual base salary and the annual base salary at Applix ($150,000) for the remaining term of the Severance Pay Period. You must contact either Clint Berge or Annalisa Lafferty as soon as a new position is accepted. Applix contributions towards your benefits will cease upon starting a new position or at the end of the Severance Pay Period, which ever comes first.

Finally, you shall be allowed to continue vesting in any unvested options during the Severance Pay Period and an additional 25,000 shares of the grant dated 10/1/2001 will be considered fully vested. Any vested options remain exercisable until 90 days after the end of the Severance Pay Period.